[LETTERHEAD OF KOLDER, CHAMPAGNE, SLAVEN & RAINEY, LLC]


                           June 2, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:     First Allen Parish Bancorp, Inc.
             (File No. 0-21165), Independent
             Auditors for the Year Ending
             December 31, 1997

To Whom It May Concern:

     Please be advised that effective June 1, 1997, the certified public accounting firm of Darnall, Sikes, Kolder, Frederick &
Rainey (A Corporation of Certified Public Accountants) was divided into two new firms: 1) Darnall, Sikes & Frederick and 2)
Kolder, Champagne, Slaven & Rainey, LLC.

     In this regard, as a former Senior Partner with the firm of Darnall, Sikes, Kolder, Frederick & Rainey, and now Senior Partner of the new firm of Kolder, Champagne, Slaven & Rainey, LLC, I respectfully submit this letter confirming that we are in agreement with the information provided in the Securities and Exchange Commission (SEC) Form 8-K.

     If I may be of further assistance, please advise.


                         Sincerely,

                         KOLDER, CHAMPAGNE, SLAVEN & RAINEY, LLC
                         Certified Public Accountants


                         /s/ C. Burton Kolder
                         -----------------------------------
                         C. Burton Kolder,
                         Senior Partner